                                                                    Exhibit 10.1





                     AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of September 5, 1997


                                     among


                              GENICOM CORPORATION,
                                  as Borrower,


                        THE SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,


                              THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                      AND


                          NATIONSBANK OF TEXAS, N.A.,
                                    as Agent

                              TABLE OF CONTENTS

SECTION 1  DEFINITIONS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
           -----------
         1.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             -----------
         1.2 Computation of Time Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             ---------------------------
         1.3 Accounting Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             ----------------
SECTION 2 CREDIT FACILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          -----------------
         2.1 Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             ---------------
         2.2 Letter of Credit Subfacility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             ----------------------------
         2.3 Swingline Loan Subfacility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
             --------------------------
         2.4 Foreign Currency Loan Subfacility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
             ---------------------------------
         2.5 Tranche A Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
             -------------------
         2.6 Tranche B Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             -------------------
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . .  43
          ----------------------------------------------
         3.1 Default Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
             ------------
         3.2 Extension and Conversion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
             ------------------------
         3.3 Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
             -----------
         3.4 Termination and Reduction of Committed Amounts; Increase of Commitment.  . . . . . . . . . . .  46
             ----------------------------------------------------------------------
         3.5 Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             ----
         3.6 Eurocurrency Reserve Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
             ---------------------------------
         3.7 Capital Adequacy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
             ----------------
         3.8 Unavailability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
             --------------
         3.9 Illegality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             ----------
         3.10 Requirements of Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              -------------------
         3.11 Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
              -----
         3.12 Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              ---------
         3.13 Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              ------------------
         3.14 Sharing of Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              -------------------
         3.15 Payments, Computations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
              ---------------------------
         3.16 Evidence of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
              ----------------
SECTION 4  GUARANTY           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
           --------
         4.1 The Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
             -------------
         4.2 Obligations Unconditional. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
             -------------------------
         4.3 Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
             -------------
         4.4 Certain Additional Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
             --------------------------
         4.5 Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
             --------
         4.6 Rights of Contribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
             ----------------------
         4.7 Continuing Guarantee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
             --------------------
SECTION 5  CONDITIONS         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
           ----------
         5.1 Closing Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
             ------------------
         5.2 Conditions to all Extensions of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
             --------------------------------------

SECTION 6  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
           ------------------------------
         6.1 Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             -------------------
         6.2 No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
             ---------
         6.3 Organization; Existence; Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . .  66
             --------------------------------------------
         6.4 Power; Authorization; Enforceable Obligations. . . . . . . . . . . . . . . . . . . . . . . . .  67
             ---------------------------------------------
         6.5 No Legal Bar.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
             ------------
         6.6 No Material Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
             ----------------------
         6.7 No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
             ----------
         6.8 Ownership of Property; Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
             ----------------------------
         6.9 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
             ---------------------
         6.10 No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
              --------------------------
         6.11 Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
              -----
         6.12 ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
              -----
         6.13 Governmental Regulations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
              -----------------------------
         6.14 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
              ------------
         6.15 Purpose of Loans and Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
              --------------------------------------
         6.16 Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
              ---------------------
SECTION 7  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
           ---------------------
         7.1 Information Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
             ---------------------
         7.2 Preservation of Existence and Franchises.  . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             ----------------------------------------
         7.3 Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             -----------------
         7.4 Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             -------------------
         7.5 Payment of Taxes and Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             ---------------------------------------
         7.6 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             ---------
         7.7 Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
             -----------------------
         7.8 Performance of Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
             --------------------------
         7.9 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
             ---------------
         7.10 Audits/Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
              ------------------
         7.11 Financial Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
              -------------------
         7.12 Additional Credit Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
              -------------------------
         7.13 Pledged Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
              --------------
         7.14 Interest Rate Protection Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
              -----------------------------------
         7.15 Ownership of Subsidiaries; Domestic Operations. . . . . . . . . . . . . . . . . . . . . . . .  82
              ----------------------------------------------
SECTION 8  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
           ------------------
         8.1 Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
             ------------
         8.2 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             ------
         8.3 Nature of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             ------------------
         8.4 Consolidation, Merger, Sale or Purchase of Assets, etc.  . . . . . . . . . . . . . . . . . . .  84
             ------------------------------------------------------
         8.5 Advances, Investments, Loans, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             ---------------------------------
         8.6 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             -------------------
         8.7 Prepayments of Indebtedness, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             --------------------------------
         8.8 Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             ----------------------------
         8.9 Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             -----------
         8.10 Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc.  . . . . . .  87
              -------------------------------------------------------------------------------

         8.11 Issuance and Sale of Subsidiary Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
              -------------------------------------
         8.12 Sale Leasebacks.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
              ---------------
         8.13 No Further Negative Pledges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
              ---------------------------
         8.14 Operating Lease Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
              ---------------------------
SECTION 9  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
           -----------------
         9.1 Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             -----------------
         9.2 Acceleration; Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             ----------------------
SECTION 10  AGENCY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
            -----------------
         10.1 Appointment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
              -----------
         10.2 Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
              --------------------
         10.3 Exculpatory Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
              ----------------------
         10.4 Reliance on Communications. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
              --------------------------
         10.5 Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
              -----------------
         10.6 Non-Reliance on Agent and Other Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . .  94
              ---------------------------------------
         10.7 Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
              ---------------
         10.8 Agent in its Individual Capacity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
              --------------------------------
         10.9 Successor Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
              ---------------
SECTION 11  MISCELLANEOUS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
            -------------
         11.1 Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
              -------
         11.2 Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
              ----------------
         11.3 Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
              --------------------
         11.4 No Waiver; Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
              ------------------------------
         11.5 Payment of Expenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
              ------------------------
         11.6 Amendments, Waivers and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
              --------------------------------
         11.7 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
              ------------
         11.8 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
              --------
         11.9 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         11.10 Governing Law; Submission to Jurisdiction; Venue.   . . . . . . . . . . . . . . . . . . . .  101
         11.11 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
               ------------
         11.12 Entirety.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
               --------
         11.13 Binding Effect; Termination of this Credit Agreement; Termination of Existing
               ------------------------------------------------------------------------------
         Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         -----------------
         11.14 Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
               -----------------
         11.15 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
               ---------------
         11.16 Source of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
               ---------------
         11.17 Conflict .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
               --------

                                   SCHEDULES

Schedule 1.1A        Investments
Schedule 1.1B        Liens
Schedule 1.1C        Form of Pledge Agreement
Schedule 1.1D        Form of Security Agreement
Schedule 1.1E-1      Form of U.K. Security Agreement -
                     Genicom Corporation
Schedule 1.1E-2      Form of U.K. Security Agreement -
                     Genicom Ltd.
Schedule 2.1(a)      Lenders, Commitments and Commitment Percentages
Schedule 2.1(b)(i)   Form of Notice of Borrowing
Schedule 2.1(e)      Form of Revolving Note
Schedule 2.3(d)      Form of Swingline Note
Schedule 2.4(e)      Form of Foreign Currency Note
Schedule 2.5(e)      Form of Tranche A Term Note
Schedule 2.6(f)      Form of Tranche B Term Note
Schedule 3.2         Form of Notice of Extension/Conversion
Schedule 3.4         Form of New Commitment Agreement
Schedule 5.1(d)      Form of Legal Opinion of McGuire, Woods, Battle & Boothe
Schedule 5.1(e)      Form of Opinion of Berwin Leighton
Schedule 6.4 Required Consents, Authorizations, Notices and Filings
Schedule 6.6         Litigation
Schedule 6.12        ERISA
Schedule 6.14        Subsidiaries
Schedule 6.16        Environmental Disclosures
Schedule 7.1(c)      Form of Officer's Compliance Certificate
Schedule 7.1(e)      Form of Borrowing Base Certificate
Schedule 7.12        Form of Joinder Agreement
Schedule 8.1         Indebtedness
Schedule 8.8         Affiliate Transactions
Schedule 11.3        Form of Assignment and Acceptance

                     AMENDED AND RESTATED CREDIT AGREEMENT



         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 5, 1997 (the "Credit Agreement"), is by and among GENICOM CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries of the Borrower as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK OF TEXAS, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $110,000,000 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS

         1.1     DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                 "Acquisition", by any Person (herein called the "Acquiror"), means any transaction involving the purchase, lease or other acquisition by such Acquiror of any or all of the Capital Stock or Property of another Person (herein called the "Target") (whether or not involving a merger or consolidation with such Target) that, for purposes of preparing a statement of cash flows for such Acquiror prepared in accordance with GAAP, would be considered "investing activity".

                 "Additional Commitment" means, with respect to any Lender which executes a New Commitment Agreement in accordance with Section 3.4, the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c), (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii) and (iv) to make Foreign Currency Loans in accordance with the provisions of Section 2.4(a).

                 "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                 "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agency Services Address" means NationsBank of Texas, N.A., 901 Main Street, Floor 13, Dallas, Texas 75202 Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                 "Agent" shall have the meaning assigned to such term in the heading hereof.

                 "Agent's Fee Letter" means that certain letter agreement, dated as of August 8, 1997, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                 "Agent's Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                 "Alternative Assets" means, in connection with any proposed Asset Disposition pursuant to the terms of Section 8.4(b)(v), fixed assets (whether new, additional or replacement assets but exclusive of assets acquired in the course of regular upkeep and maintenance) which are similar in nature or purpose to other assets owned or leased by the Borrower and/or its Subsidiaries prior to or at the time of the acquisition of such fixed assets and useful in the conduct of the business of the Borrower and its Subsidiaries as permitted to be conducted pursuant to Section 8.3.

                 "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan which is a Revolving Loan, Tranche A Term Loan, Tranche B Term Loan or Foreign Currency Loan or for any Base Rate Loan which is a Revolving Loan, Tranche A Term Loan or Tranche B Term Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Consolidated Funded Debt Coverage Ratio in effect as of the most recent Calculation Date:

====================================================================================================================================
                                                  Applicable
                               Applicable       Percentage for
                             Percentage for       Base Rate
                               Eurodollar      Loans which are      Applicable        Applicable
                            Loans which are       Revolving       Percentage for    Percentage for
           Consolidated     Revolving Loans,        Loans,          Eurodollar        Base Rate         Applicable      Applicable
            Funded Debt      Tranche A Term    Swingline Loans     Loans which     Loans which are    Percentage for    Percentage
Pricing      Coverage       Loans or Foreign     or Tranche A     are Tranche B     Tranche B Term    Standby Letter    for Unused
 Level         Ratio         Currency Loans       Term Loans        Term Loans          Loans         of Credit Fee         Fee
------------------------------------------------------------------------------------------------------------------------------------
   I      Greater than           3.00%              1.75%             3.50%             2.25%             3.00%            0.50%
          or equal to
          4.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
   II     Greater than           2.75%              1.50%             3.25%             2.00%             2.75%            0.50%
          or equal to
          3.50 to 1.00
          but less than
          4.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
  III     Greater than           2.50%              1.25%             3.00%             1.75%             2.50%            0.50%
          or equal to
          3.00 to 1.00
          but less than
          3.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
   IV     Greater than           2.25%              1.00%             3.00%             1.75%             2.25%            0.50%
          or equal to
          2.50 to 1.00
          but less than
          3.00 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
   V      Greater than           2.00%              0.75%             3.00%             1.75%             2.00%           0.375%
          or equal to
          2.00 to 1.00
          but less than
          2.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
   VI     Less than 2.00         1.75%              0.50%             3.00%             1.75%             1.75%           0.375%
          to 1.00
====================================================================================================================================


         The initial Applicable Percentages shall be based on Pricing Level II until the first Applicable Percentage Change Date for the Calculation Date occurring on September 28, 1997. Thereafter, determination of the appropriate Applicable Percentages based on the Consolidated Funded Debt Coverage Ratio shall be made on each Calculation Date upon receipt by the Agent at the Agency Services Address of the Required Financial Information for such Calculation Date. The Consolidated Funded Debt Coverage Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of the Calculation Date occurring on September 28, 1997 and on each Calculation Date thereafter and shall promptly notify the Borrower and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. If the Borrower fails to provide the Required Financial Information for a Calculation Date to the Agent at the Agency Services Address, the Applicable Percentages shall be based on Pricing Level I until such time as the Required Financial Information is provided whereupon the Pricing Level shall be determined by the then current Consolidated Funded Debt Coverage Ratio.

                 "Applicable Percentage Change Date" means, with respect to the Calculation Date occurring on September 28, 1997 and any Calculation Date thereafter, a date designated by the Agent that is not more than five (5) Business Days after receipt by the Agent at the Agency Services Address of the Required Financial Information for such Calculation Date.

                 "Application Period" means with respect to any Asset Disposition made pursuant to Section 8.4(b)(v), (i) if the Net Proceeds received in connection with such Asset

         Disposition are less than $5,000,000, the 120 day period following the end of the fiscal year during which such Asset Disposition occurred or
         (ii) if the Net Proceeds received in connection with such Asset Disposition are equal to or greater than $5,000,000, the 60 day period following the consummation of such Asset Disposition.

                 "Asset Disposition" means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the Closing Date of any asset (including stock in Subsidiaries), including without limitation any sale leaseback transaction (whether or not involving a Capital Lease), but excluding (a) the sale of inventory in the ordinary course of business for fair consideration, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) the sale or other disposition of the TIWP Assets in accordance with the terms of Section 8.4(b)(iii) and (d) any Equity Transaction.

                 "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition made pursuant to the terms of Section 8.4(b)(v), the failure of the Borrower to apply (or cause its applicable Subsidiary to apply) an amount equal to the Net Proceeds of such Asset Disposition to the purchase, acquisition or construction of Alternative Assets during the Application Period for such Asset Disposition.

                 "Available Foreign Currency" means (i) British Pounds Sterling, French Francs, Deutsche Marks, Japanese Yen, Italian Lira and Canadian Dollars and (ii) any other freely available currency which is freely transferrable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by the Borrower and approved by each Lender.

                 "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                 "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                 "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                 "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                 "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                 "Borrower's Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Lenders (including the Issuing Lender and the Swingline Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender or any affiliate of a Lender arising under interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

                 "Borrowing Base" means, as of any day, the sum of (a) 80% of Eligible Receivables and (b) 40% of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Report delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(e); provided, however, that the amount determined pursuant to clause (b) above shall not exceed 50% of the total Borrowing Base.

                 "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close, except that, (i) when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York and (ii) when used in connection with a Foreign Currency Loan, such day shall also be a day on which dealings in the applicable Available Foreign Currency are being carried on in the interbank eurocurrency market.

                 "Calculation Date" means the last day of each fiscal quarter of the Borrower.

                 "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is or should be accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited),
         (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions
         (a), (b), (c), (e) and (f).

                 "Change of Control" means the occurrence of any of the following events: (i) after the Closing Date, any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                 "Closing Date" means the date hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                 "Collateral" means a collective reference to the collateral which at any time will be covered by the Collateral Documents.

                 "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgage Instruments, the U.K. Security Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements.

                 "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Tranche A Term Loan Commitment of such Lender and/or the Tranche B Term Loan Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment and (iii) with respect to the Issuing Lender, the LOC Commitment.

                 "Consolidated Capital Expenditures" means, for any period, all capital expenditures (excluding acquisitions permitted by the terms of Section 8.4(c)) of the

         Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                 "Consolidated Capitalization" means, at any time, the sum of
         (i) Consolidated Net Worth at such time plus (ii) all Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis at such time.

                 "Consolidated Cash Taxes" means, for any period, all cash taxes of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                 "Consolidated Debt to Capitalization Ratio" means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated Capitalization as of such Calculation Date.

                 "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

                 "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any period, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period, to (ii) Consolidated Interest Expense for the applicable period plus Consolidated Scheduled Funded Indebtedness Payments for the applicable period plus Restricted Payments by the Borrower and its Subsidiaries on a consolidated basis for the applicable period.

                 "Consolidated Funded Debt Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date.

                 "Consolidated Intangible Assets" means, at any time, all assets of the Borrower and its Subsidiaries on a consolidated basis at such time consisting of goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, non-current deferred assets and such other assets of the Borrower and its Subsidiaries which, in accordance with GAAP, would be classified as "intangible assets."

                 "Consolidated Interest Expense" means, for any period, interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                 "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Net Worth" means, at any time, total shareholders' equity of the Borrower and its Subsidiaries on a consolidated basis at such time, as determined in accordance with GAAP (but excluding in any event foreign currency translation adjustments).

                 "Consolidated Scheduled Funded Indebtedness Payments" means, for any period, the scheduled payments of principal on Funded Indebtedness for the Borrower and its Subsidiaries on a consolidated basis for such period.

                 "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth at such time minus Consolidated Intangible Assets at such time, provided, however, that foreign currency translation adjustments and pension liability adjustments shall not be taken into account in calculating Consolidated Tangible Net Worth.

                 "Consolidated Total Assets" means, at any time, all items which, in accordance with GAAP, would be classified at such time as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

                 "Consolidated Working Capital" means, at any time, with respect to the Borrower and its Subsidiaries on a consolidated basis,
         (a) the sum of inventory (based on a FIFO valuation), current receivables (including trade receivables and current rent receivables) and prepaid expenses, minus (b) the sum of accrued expenses currently payable and trade payables, as each of such items would appear on a consolidated balance sheet of the Borrower and its Subsidiaries at such time, as determined in accordance with GAAP.

                 "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower or any of its Subsidiaries is a member.

                 "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                 "Credit Party" means any of the Borrower and the Guarantors.

                 "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Determination Date" means with respect to any Foreign Currency Loan:

                          (a) the date two Business Days prior to the date such Loan is made;

                          (b) the last Business Day of each month or the date two Business Days prior to the date such Loan is continued from the current Interest Period of such Loan into a subsequent Interest Period or is converted from a Loan in one Available Foreign Currency into a Loan in another Available Foreign Currency;

                           or

                          (c) the date of any reduction of the Revolving Committed Amount pursuant to the terms of Section 3.4(a).

                 "Dollars" and "$" means dollars in lawful currency of the United States of America.

                 "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Available Foreign Currency or an amount denominated in such Available Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Credit Agreement.

                 "Dollar Equivalent" means, on any date, with respect to an amount denominated in an Available Foreign Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Dallas, Texas time, on such date.

                 "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                 "Eligible Assignees" means (i) any Lender or any Affiliate or Subsidiary of a Lender, and (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) approved by the Agent and the Borrower (which approval shall not be unreasonably withheld).

                 "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials, work in process and finished goods inventory owned by the Borrower less appropriate reserves determined in accordance with GAAP but excluding in any event (i) inventory which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Borrower's

         Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods,
         (iii) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the Borrower's business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States, other than inventory of the Borrower in an aggregate amount not to exceed $15,000,000 located in the Genicom International Distribution Center in Colchester, Essex, England, or at such other locations in U.S. territories and Western European countries as shall be acceptable to the Agent in its sole discretion, (v) inventory located at a location leased by the Borrower (including without limitation the inventory located in Colchester, Essex, England described in clause (iv) above) with respect to which the Agent or the Required Lenders shall have requested and the Agent shall not have received a landlord's waiver satisfactory to the Agent,
         (vi) inventory which is leased or on consignment and (vii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

                 "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with the Borrower's internal policies and in any event in accordance with GAAP, but excluding in any event (i) Receivables which are (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Borrower's Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 90 days from the date of invoice (net of reserves for bad debts in connection with any such Receivables), (iii) 50% of the book value of any Receivable not otherwise excluded by clause (ii) above but owing from an account debtor which is the account debtor on any existing Receivable then excluded by such clause (ii), unless the exclusion by such clause (ii) is a result of a legitimate dispute by the account debtor and the applicable Receivable is no more than 90 days past due,
         (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments (a) have been delivered to and are in the possession of the Agent or (b) the aggregate amount of the Receivables evidenced thereby is not greater than $50,000, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, other than any Receivable arising after the commencement of a bankruptcy or insolvency proceeding against the applicable account debtor and which either arise from a C.O.D. sale or is secured by a perfected first priority lien in favor of the Borrower, provided that the aggregate amount of all such Receivables under this clause (v) shall not exceed $100,000, (vi) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent), (vii) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (viii) Receivables for which any direct or indirect Subsidiary of the Borrower or any Affiliate of the Borrower is the account debtor, (ix) Receivables representing a sale to the government of the United States of America or any subdivision thereof unless the Borrower has complied (to the satisfaction of the Agent), with respect to the granting of a security interest in such Receivable, with the Federal Assignment of Claims Act or other similar applicable law and
         (x) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

                 "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                 "Equity Transaction" means any issuance by the Borrower or any of its Subsidiaries to any Person of (i) shares of its capital stock or other equity interests, (ii) any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants or (iii) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                 "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                 "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to (i) with respect to any Eurodollar Loan which is not a Foreign Currency Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the office of the Agent on the basis of the offered rates for deposits in Dollars (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates), and (ii) with respect to any Foreign Currency Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the office of the Agent on the basis of the offered rates for deposits in the relevant Available Foreign Currency (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). If for any reason the foregoing rates are unavailable from the Telerate service then a market rate as determined by the Agent.,

                 "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined).

                 "Event of Default" means such term as defined in Section 9.1.

                 "Excess Cash Flow" means, for any fiscal year period of the Borrower and its Subsidiaries, Consolidated EBITDA for such fiscal year, plus the actual negative change (if any) or minus the actual positive change (if any) in Consolidated Working Capital as of the last day of such fiscal year since the last day of the preceding fiscal year, minus Consolidated Interest Expense for such fiscal year, minus Consolidated Scheduled Funded Indebtedness Payments for such fiscal year, minus Consolidated Cash Taxes for such fiscal year, minus Consolidated Capital Expenditures for such fiscal year, minus the aggregate purchase prices (except to the extent consisting of capital stock or other securities of the Borrower), together with all related costs and expenses (excluding intercompany items), paid or incurred by the Borrower or any of its Subsidiaries for acquisitions of capital stock or securities or all or any substantial part of the Property of any Person (other than the Borrower or any of its Subsidiaries) during the period from the date immediately succeeding the date of the annual mandatory prepayment pursuant to Section 3.3(b)(iv) for the prior fiscal year (or, with respect to fiscal year 1997, the Closing Date) until the date of the annual mandatory prepayment pursuant to Section 3.3(b)(iv) for such fiscal year.

                 "Existing Credit Agreement" means that certain Credit Agreement, dated as of January 12, 1996,as amended from time to time thereafter, by and among the Borrower, the guarantors party thereto, the lenders party thereto and NationsBank of Texas, N.A., as agent for such.

                 "Fees" means all fees payable pursuant to Section 3.5.

                 "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                 "Foreign Currency Commitment" means, with respect to each Lender, the commitment of such Lender to make Foreign Currency Loans in an aggregate principal amount at any time outstanding of up to such Lender's Foreign Currency Commitment Percentage of the Foreign Currency Committed Amount.

                 "Foreign Currency Commitment Percentage" means, for any Lender, the percentage identified as its Foreign Currency Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Foreign Currency Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                 "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of any applicable Available Foreign Currency into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Dallas, Texas time, on such date.

                 "Foreign Currency Loans" shall have the meaning assigned to such term in Section 2.4(a).

                 "Foreign Currency Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.4(e) and evidencing the Foreign Currency Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                 "Foreign Subsidiary", of any Person, means any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                 "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (iv) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed. The Funded Indebtedness of any Person (x) shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer (except for any such Funded Indebtedness with respect to which the holder thereof is limited to the assets of such partnership or joint venture) and (y) shall not include any Intercompany Indebtedness of such Person.

                 "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

                 "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                 "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their permitted successors and assigns.

                 "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

                 "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements,
         (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) and (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person shall include (i) the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer (except for any such Indebtedness with respect to which the holder thereof is limited to the assets of such partnership or joint venture) and (ii) intercompany items.

                 "Initial Interest Rate Period" means the period commencing as of the Closing Date and ending October 31, 1997, during which time all Eurodollar Loans shall have an Interest Period of one (1) month.

                 "Intercompany Indebtedness" means any Indebtedness which (i) is owing by a Credit Party to the Borrower or any of its Subsidiaries and (ii) by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions reasonably satisfactory to the Agent.

                 "Interest Payment Date" means (i) as to any Base Rate Loan other than a Swingline Loan, the last day of each March, June, September and December and the Maturity Date, (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and the Maturity Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter, and
         (iii) as to any Swingline Loan, the last day of each calendar month and the Maturity Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                 "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), and (ii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.3(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date, (C) with regard to the Tranche A Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Tranche A Term Loan comprised of Base Rate Loans together with the portion of the Tranche A Term Loan comprised of Eurodollar Loans with Interest Periods expiring prior to the date such principal amortization payment is due, is at least equal to the amount of such principal amortization payment due on such date, (D) with regard to the Tranche B Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Tranche B Term Loan comprised of Base Rate Loans together with the portion of the Tranche B Term Loan comprised of Eurodollar Loans with Interest Periods expiring prior to the date such principal amortization payment is due, is at least equal to the amount of such principal amortization payment due on such date, and (E) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                 "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                 "Issuing Lender" means NationsBank.

                 "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                 "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                 "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                 "Letter of Credit" means any letter of credit issued by the Issuing Lender in accordance with the terms of Section 2.2.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof).

                 "Loan" or "Loans" means the Revolving Loans, the Tranche A Term Loan, the Tranche B Term Loan (or any Revolving Loan, any portion of the Tranche A Term Loan or any portion of the Tranche B Term Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), the Swingline Loans and/or any Foreign Currency Loan (or any Foreign Currency Loan referred to as a Eurodollar Loan), individually or collectively, as appropriate.

                 "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount in accordance with the provisions of Section 2.2(a).

                 "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                 "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                 "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                 "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                 "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Maturity Date" means (i) as to Revolving Loans, Letters of Credit (and the related LOC Obligations), Foreign Currency Loans and the Tranche A Term Loan, September 5, 2002, and (ii) as to the Tranche B Term Loan, September 5, 2004.

                 "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                 "Mortgage Instrument" means any mortgage, deed of trust or deed to secure debt delivered to the Agent by the Borrower or any of its Subsidiaries pursuant to Section 7.12 or 7.13.

                 "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                 "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                 "NationsBank" means NationsBank of Texas, N.A. and its successors.

                 "Net Proceeds" means cash proceeds received by the Borrower or any of its Subsidiaries from time to time in connection with any Asset Disposition or Equity Transaction, net of the actual costs (excluding intercompany items) and taxes incurred by such Person in connection with and attributable to such Asset Disposition or Equity Transaction, as applicable.

                 "New Commitment Agreement" means such term as is defined in
         Section 3.4.

                 "Non-Excluded Taxes" means such term as is defined in Section 3.11.

                 "Note" or "Notes" means any Revolving Note, the Swingline Note, any Foreign Currency Note, the Tranche A Term Note or the Tranche B Term Note, as the context may require.

                 "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i), Section 2.4(b)(i), Section 2.5(b)(i) or Section 2.6(b).

                 "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2 as required by Section 3.2.

                 "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                 "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.3(b)(iii) or in any Loans as provided in Section 3.14.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                 "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Borrower or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by the Borrower or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1A, (v) additional Investments in any Subsidiary of the Borrower which is a Guarantor; (vi) subject to the terms of Section 7.15(b), additional Investments in Subsidiaries of the Borrower which are not Guarantors not to exceed $10,000,000 at any one time outstanding;
         (vii) Guaranty Obligations permitted by Section 8.1; (viii) acquisitions permitted by Section 8.4(c); (ix) transactions permitted by Section 8.8; and (x) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $1,000,000 at any one time outstanding.

                 "Permitted Liens" means:

                          (i) Liens in favor of the Agent on behalf of the Lenders;

                          (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                          (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                          (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                          (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                          (vii) Liens on Property of the Borrower or any of its Subsidiaries securing purchase money Indebtedness (including Capital Leases) of such Person to the extent permitted under Section 8.1(b) or (c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                          (viii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                          (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                          (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                          (xi) Liens on Property of any Foreign Subsidiary of the Borrower securing Indebtedness permitted under Section 8.1(h); and

                          (xii) Liens existing as of the Closing Date and set forth on Schedule 1.1B; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

                 "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                 "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
         Section 3(5) of ERISA.

                 "Pledge Agreement" means the amended and restated pledge agreement dated as of the Closing Date in the form of Schedule 1.1C to be executed in favor of the Agent by the Borrower and each of the Guarantors.

                 "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Dallas, Texas, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                 "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information.
         As used herein, "transaction" means (i) any corporate merger or consolidation as referred to in Section 8.4(a), (ii) any sale or other disposition of assets as referred to in Section 8.4(b) or (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.4(c).

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Register" shall have the meaning given such term in Section 11.3(c).

                 "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                 "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Borrower required to be delivered pursuant to Section 7.1(a) or (b)(i) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer or treasurer, of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

                 "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Commitments, the outstanding Tranche A Term Loans (and Participation Interests therein) and the outstanding Tranche B Term Loans (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests.

                 "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                 "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, and (iv) any payment or prepayment of principal of, or interest on, Intercompany Indebtedness.

                 "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to the Dollar Amount of such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a),
         (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c), (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii) and (iv) to make Foreign Currency Loans in accordance with the provisions of
         Section 2.4(a).

                 "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                 "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                 "Revolving Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.
                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                 "Security Agreement" means the amended and restated security agreement dated as of the Closing Date in the form of Schedule 1.1D to be executed in favor of the Agent by the Borrower and each of the Guarantors.

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                 "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
         (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                 "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount in accordance with the provisions of Section 2.3(a).

                 "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                 "Swingline Lender" means NationsBank.

                 "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

                 "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender delivered pursuant to Section 2.3(d) and evidencing the Swingline Loans, as such promissory note may be amended, modified, restated or replaced from time to time.

                 "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
         Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                 "Texas Instruments" means Texas Instruments Incorporated, a Delaware corporation.

                 "TI Deferred Financing Note" means that certain subordinated promissory note dated September 30, 1996 executed by the Borrower in favor of Texas Instruments Incorporated, a Delaware corporation, in the original principal amount of $9,000,000.

                 "TIWP Assets" means the raw materials and work in process, and the equipment, tools and fixtures used in the manufacturing process of that certain business (printer business components) formerly within the Personal Productivity Products Division of Texas Instruments Incorporated and purchased by the Borrower from Texas Instruments Incorporated pursuant to that certain Asset Purchase Agreement dated as of July 23, 1996, as amended as of September 30, 1996.

                 "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                 "Tranche A Term Loan" shall have the meaning assigned to such term in Section 2.5(a).

                 "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount.

                 "Tranche A Term Loan Commitment Percentage" means, for any Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Tranche A Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.5(a).

                  "Tranche A Term Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.5(e) and evidencing such Lender's portion of the Tranche A Term Loan, as such promissory note may be amended, modified, restated or replaced from time to time.

                 "Tranche B Term Loan" shall have the meaning assigned to such term in Section 2.6(a).

                 "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount.

                 "Tranche B Term Loan Commitment Percentage" means, for any Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Tranche B Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.6(a).

                 "Tranche B Term Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.6(f) and evidencing such Lender's portion of the Tranche B Term Loan, as such promissory note may be amended, modified, restated or replaced from time to time.

                 "U.K. Security Agreements" means a collective reference to (i) the amended and restated debenture dated as of the Closing Date in the form of Schedule 1.1E-1 to be executed in favor of the Agent by the Borrower and (ii) the amended and restated debenture dated as of the Closing Date in the form of Schedule 1.1E-2 to be executed in favor of the Agent by Genicom Ltd.

                 "Unused Fee" shall have the meaning assigned to such term in
         Section 3.5(a).

                 "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

                 "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans and all Foreign Currency Loans (but not Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                 "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                 "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         1.2     COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3     ACCOUNTING TERMS.

          Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements as at December 29,
1996); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.


                                   SECTION 2
                               CREDIT FACILITIES

         2.1     REVOLVING LOANS.

                 (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed the lesser of (a) FIFTY-FIVE MILLION DOLLARS ($55,000,000.00) (as such aggregate maximum amount may be increased or reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount") and (b) the Borrowing Base; provided, further,
(i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that (x) during the Initial Interest Rate Period, all Eurodollar Loans shall have an Interest Period of one (1) month and (y) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                 (b)      Revolving Loan Borrowings.

                               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Dallas, Texas time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business
                 Day), (C) the aggregate principal amount to be borrowed and
                 (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and (after the Initial Interest Rate Period) if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                              (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                             (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Dallas, Texas time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                 (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

                 (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest at a per annum rate equal to:

                               (i)         Base Rate Loans.  During such
                 periods as Revolving Loans shall be comprised of Base Rate Loans, the Base Rate plus the Applicable Percentage;

                              (ii)         Eurodollar Loans.  During such
                 periods as Revolving Loans shall be comprised of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                 (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Schedule 2.1(e).

         2.2     LETTER OF CREDIT SUBFACILITY.

                 (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders (based on their respective Revolving Commitment Percentages) will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000.00) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not at any time exceed the lesser of (a) the Revolving Committed Amount and (b) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents and shall be issued in Dollars. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                 (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

                 (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                 (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage for Base Rate Loans which are Revolving Loans and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment which the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the applicable account party, the Borrower, or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however that the foregoing shall not constitute a waiver of any claim that the applicable account party may have against the Issuing Lender in connection with a Letter of Credit under applicable law, including without limitation a claim for wrongful payment. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, an amount equal to such Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Dallas, Texas time) otherwise such payment shall be made at or before 12:00 Noon (Dallas, Texas time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                 (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised solely of Base Rate Loans shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from the day upon which such borrowing would otherwise have occurred to the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                 (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                 (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                 (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                          (i) Indemnification; Nature of Issuing Lender's Duties. (i) In addition to its other obligations under this
                 Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                          (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                          (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of

                 Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                          (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or
                 (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                 (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted negligence or willful misconduct on the part of the Issuing Lender.

                 (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall control.

         2.3     SWINGLINE LOAN SUBFACILITY.

                 (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans in Dollars (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000.00) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the lesser of (a) the Revolving Committed
         Amount and (b) the Borrowing Base.   Swingline Loans hereunder shall
         be made as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof.

                 (b)      Swingline Loan Advances.

                          (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Dallas, Texas time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 2:00 P.M. (Dallas, Texas time) on the Business Day of the requested borrowing.

                          (ii) Minimum Amounts. Each Swingline Loan shall be in a minimum principal amount of $100,000 and in integral multiples of $100,000 in excess thereof.

                          (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan available in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied,
                 (III) whether a Default or an Event of Default then exists,
                 (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4 or Section 9.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from the day upon which such borrowing would otherwise have occurred to the date of payment for such participation, at the rate equal to the Federal Funds Rate.

                 (c) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                 (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Schedule 2.3(d).

         2.4     FOREIGN CURRENCY LOAN SUBFACILITY.

                 (a) Foreign Currency Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Foreign Currency Commitment Percentage of revolving credit loans in the Available Foreign Currencies requested by the Borrower ("Foreign Currency Loans") from time to time from the date five (5) Business Days subsequent to the Closing Date until the Maturity Date, or such earlier date as the Foreign Currency Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the Dollar Amount (as determined as of the most recent Determination
         Date) of the aggregate amount of Foreign Currency Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000.00) (the "Foreign Currency Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Foreign Currency Loans shall not exceed such Lender's Foreign Commitment Percentage of the

         Foreign Currency Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the lesser of (a) the Revolving Committed Amount and (b) the Borrowing Base. Foreign Currency Loans shall consist solely of Eurodollar Loans and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that (x) during the Initial Interest Rate Period, all Eurodollar Loans shall have an Interest Period of one (1) month and (y) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency.

         (b)     Foreign Currency Loan Borrowings.

                          (i) Notice of Borrowing. The Borrower shall request a Foreign Currency Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Foreign Currency Loan is requested, (B) the requested Available Foreign Currency,
                 (C) the date of the requested borrowing (which shall be a Business Day), (D) the aggregate principal amount to be borrowed and (E) after the Initial Interest Rate Period, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                          (ii) Minimum Amounts. Each Foreign Currency Loan shall be in a minimum aggregate principal amount equal to the applicable Foreign Currency Equivalent of $2,000,000 and integral multiples of the applicable Foreign Currency Equivalent of $100,000 in excess thereof (or the remaining amount of the Foreign Currency Commitment, if less).

                          (iii) Advances. Each Lender will make its Foreign Currency Commitment Percentage of each Foreign Currency Loan borrowing available to the Agent by 1:00 P.M., local time in the place where such deposit is required to be made by the succeeding terms hereof, on the date specified in the applicable Notice of Borrowing by deposit with the Agent, at the same place and same account specified in Section 3.15(b) for payments by the Borrower in the applicable Available Foreign Currency, of same day funds in the applicable Available Foreign Currency. Such deposit will be made to such accounts as the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall promptly make such funds available to the Borrower by wire transfer to such accounts as the Borrower shall have specified to the Agent.

                 (c) Repayment. The principal amount of all Foreign Currency Loans shall be due and payable in full in the applicable Available Foreign Currency on the Maturity Date.

                 (d) Interest. Subject to the provisions of Section 3.1, Foreign Currency Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage. Interest on Foreign Currency Loans shall be payable (in the applicable Available Foreign Currency) in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                 (e) Foreign Currency Notes. The Foreign Currency Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of
         Schedule 2.4(e).

         2.5     TRANCHE A TERM LOAN.

                 (a) Tranche A Term Loan Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make available to the Borrower on the Closing Date such Lender's Tranche A Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche A Term Loan") in the aggregate principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00) for the purposes hereinafter set forth. The Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that (x) during the Initial Interest Rate Period, all Eurodollar Loans shall have an Interest Period of one (1) month and (y) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency.

              (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Dallas, Texas time) on the Business Day prior to the Closing Date in the case of Base Rate Loans, and on the third Business Day prior to the Closing Date in the case of Eurodollar Loans. Such Notice of Borrowing shall be irrevocable and shall specify (A) that a Tranche A Term Loan is requested and (B) whether the advance shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and (after the Initial Interest Rate Period) if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or
         (II) the type of Tranche A Term Loan advance requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of such Notice of Borrowing pursuant to this Section 2.5(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto. Each Lender will make its Tranche A Term Loan Commitment Percentage available to the Agent for the account of the Borrower as specified in Section 3.15(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Dallas, Texas time) on the Closing Date in Dollars and in funds immediately available to the Agent.

              (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche A Term Loan shall be in a minimum aggregate principal amount that is not less than $2,000,000 and integrals of $100,000.

              (d) Repayment of Tranche A Term Loan. The principal amount of the Tranche A Term Loan shall be repaid in twenty (20) consecutive quarterly installments as follows:

                                      Tranche A Principal
         Payment Date                 Amortization Payment
         ------------                 --------------------
         December 26, 1997                   $750,000
         March 27, 1998                      $750,000
         June 26, 1998                       $750,000
         September 25, 1998                  $750,000
         December 31, 1998                   $750,000
         April 2, 1999                       $750,000
         July 2, 1999                        $750,000
         October 1, 1999                     $750,000
         December 31, 1999                   $750,000
         March 31, 2000                      $750,000
         June 30, 2000                       $750,000
         September 29, 2000                  $750,000
         December 29, 2000                   $750,000
         March 30, 2001                      $750,000
         June 29, 2001                       $750,000
         September 28, 2001                  $750,000
         December 28, 2001                   $750,000
         March 29, 2002                      $750,000
         June 28, 2002                       $750,000
         Maturity Date                       Remaining principal

                 (d) Interest. Subject to the provisions of Section 3.1, the Tranche A Term Loan shall bear interest at a per annum rate equal to:

                          (A) Base Rate Loans. During such periods as the Tranche A Term Loan (or any portion thereof) shall consist of Base Rate Loans, the Base Rate plus the Applicable Percentage.

                          (B) Eurodollar Loans. During such periods as the Tranche A Term Loan (or any portion thereof) shall consist of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

         Interest on the Tranche A Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                 (e) Tranche A Term Notes. The portion of the Tranche A Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each such Lender in an original principal amount equal to such Lender's Tranche A Commitment Percentage of the Tranche A Term Loan and substantially in the form of
         Schedule 2.5(e).

         2.6     TRANCHE B TERM LOAN.

                 (a) Tranche B Term Loan Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche B Term Loan") in the aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000.00) for the purposes hereinafter set forth. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that (x) during the Initial Interest Rate Period, all Eurodollar Loans shall have an Interest Period of one (1) month and (y) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency. Each Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan available to the Agent on the Closing Date.

                 (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Dallas, Texas time) on the Business Day prior to the Closing Date, with respect to the portion of the Tranche B Term Loan initially consisting of Base Rate Loans, or on the third Business Day prior to the Closing Date, with respect to the portion of the Tranche B Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of the Tranche B Term Loan is requested and (ii) the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent at least three (3) Business Days prior to the Closing Date then the full amount of the Tranche B Term Loan shall be disbursed on the Closing Date for an Interest Period of one month. Each Lender shall make its Tranche B Commitment Percentage of the Tranche B Term Loan available to the Agent for the account of the Borrower as specified in Section 3.15(b), or in such other manner as the Agent may designate in writing, by 1:00 P.M. (Dallas, Texas time) on the Closing Date in Dollars and in funds immediately available to the Agent.

                 (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche B Term Loan shall be in a minimum aggregate principal amount that is not less than $2,000,000 and integrals of $100,000 (or the then remaining principal balance of the Tranche B Term Loan, if less).

                 (d) Repayment of Tranche B Term Loan. The principal amount of the Tranche B Term Loan shall be repaid in twenty-eight (28) consecutive quarterly installments as follows:

                                              Tranche B Principal
                 Payment Date                 Amortization Payment
                 ------------                 --------------------
                 December 26, 1997                   $250,000
                 March 27, 1998                      $250,000
                 June 26, 1998                       $250,000
                 September 25, 1998                  $250,000
                 December 31, 1998                   $250,000
                 April 2, 1999                       $250,000
                 July 2, 1999                        $250,000
                 October 1, 1999                     $250,000
                 December 31, 1999                   $250,000
                 March 31, 2000                      $250,000
                 June 30, 2000                       $250,000
                 September 29, 2000                  $250,000
                 December 29, 2000                   $250,000
                 March 30, 2001                      $250,000
                 June 29, 2001                       $250,000
                 September 28, 2001                  $250,000
                 December 28, 2001                   $250,000
                 March 29, 2002                      $250,000
                 June 28, 2002                       $250,000
                 September 27, 2002                  $250,000
                 December 27, 2002                   $4,375,000
                 March 28, 2003                      $4,375,000

                 June 27, 2003                       $4,375,000
                 September 26, 2003                  $4,375,000
                 December 26, 2003                   $4,375,000
                 March 26, 2004                      $4,375,000
                 June 25, 2004                       $4,375,000
                 Maturity Date                       Remaining principal

                 (e) Interest. Subject to the provisions of Section 3.1, the Tranche B Term Loan shall bear interest at a per annum rate equal to:

                          (A) Base Rate Loans. During such periods as the Tranche B Term Loan (or any portion thereof) shall consist of Base Rate Loans, the Base Rate plus the Applicable Percentage.

                          (B) Eurodollar Loans. During such periods as the Tranche B Term Loan (or any portion thereof) shall consist of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

         Interest on the Tranche B Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                 (f) Tranche B Term Notes. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan and substantially in the form of
         Schedule 2.6(f).

                                   SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

          3.1    DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base
Rate).

         3.2     EXTENSION AND CONVERSION.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.9, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), Section 2.4(b)(ii), 2.5(c) or 2.6(c), as applicable, (iv) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month, (vi) during the Initial Interest Rate Period, all Eurodollar Loans shall have an Interest Period of one (1) month and (vii) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Dallas, Texas time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of Section
5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then (i) in the case of any Eurodollar Loan which is not a Foreign Currency Loan, such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto, and (ii) in the case of any Foreign Currency Loan, such Eurodollar Loan shall be automatically continued as a Eurodollar Loan in the same Available Foreign Currency for an Interest Period of one month. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3     PREPAYMENTS.

                 (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid, (ii) each such partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $2,000,000 (or the applicable Foreign Currency Equivalent thereof) and integral multiples of $100,000 (or the applicable Foreign Currency Equivalent thereof) in excess thereof and (iii) be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect. All prepayments made pursuant to this Section 3.3(a) shall (i) be subject to Section 3.12 and (ii) be accompanied by interest on the principal amount prepaid through the date of prepayment.

                 (b)      Mandatory Prepayments.

                          (i) If at any time the sum of the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall exceed the lesser of (a) the Revolving Committed Amount and (b) the Borrowing Base, the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Loans in an amount sufficient to eliminate such excess.

                          (ii) If on any Determination Date the Dollar Amount of the aggregate Foreign Currency Loans outstanding exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) the then Foreign Currency Committed Amount, the Borrower promises to make a mandatory prepayment to the Agent in an aggregate Dollar Amount equal to the excess of

                                  (x) the amount equal to the Dollar Amount of the aggregate Foreign Currency Loans outstanding over

                                  (y)      the Foreign Currency Committed
                          Amount.

                          (iii) Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower during the related Application Period to the purchase, acquisition or construction of Alternative Assets as contemplated by the terms of Section 8.4(b)(v).

                          (iv) Within 120 days after the end of each fiscal year of the Borrower and its Subsidiaries (commencing with the fiscal year ending December 28, 1997), the Borrower shall prepay the Loans in an aggregate amount equal to 75% of the Excess Cash Flow for such prior fiscal year.

                          (v) All prepayments made pursuant to this Section 3.3(b) shall (i) be subject to Section 3.12, (ii) in the case of prepayments made pursuant to Section 3.3(b)(iii) or Section 3.3(b)(iv), be applied first pro rata to the Tranche A Term Loan and the Tranche B Term Loan (ratably to the remaining principal installments thereof) and then to the Revolving Loans (with a corresponding reduction in the

                 Revolving Committed Amount), (iii) subject to the terms of clause (ii) above, be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities and (iv) be accompanied by interest on the principal amount prepaid through the date of prepayment.

The Borrower will provide notice to the Agent of any prepayment by 11:00 A.M. (Dallas, Texas time) on the day prior to the date of prepayment. Amounts paid on the Revolving Loans, the Swingline Loans or the Foreign Currency Loans may be reborrowed in accordance with the provisions hereof. Amounts prepaid on the Tranche A Term Loan or the Tranche B Term Loan may not be reborrowed.

         3.4 TERMINATION AND REDUCTION OF COMMITTED AMOUNTS; INCREASE OF COMMITMENT.

                 (a)      Termination and Reduction of Commitments.

                          (i)     The Borrower may from time to time
                 permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                          (ii) The Revolving Commitments of the Lenders, the Foreign Currency Commitments of the Lenders, the Swingline Commitment of the Swingline Lender and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

                          (iii) The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee on the amount of the Revolving Committed Amount so terminated or reduced accrued through the date of such termination or reduction.

                 (b) Increase in Commitments. The Borrower shall have the right upon at least fifteen (15) Business Days' prior written notice to the Agent to increase the Revolving Committed Amount by up to $15,000,000, in one or more increases, at any time and from time to time on or after the Closing Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

                          (A) no Default or Event of Default has occurred and is continuing on the date on which such Commitment increase is to become effective;

                          (B) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such Commitment increase is to become effective;

                          (C)     on or before the date on which such
                 Commitment increase is to become effective, the Agent shall have received, for its own account, the mutually acceptable fees and expenses required by separate agreement of the Borrower and the Agent to be paid in connection with such increase;

                          (D) such Commitment increase shall be an integral multiple of $1,000,000 and shall in no event be less than $5,000,000; and

                          (E) such requested Commitment increase shall be effective on such date only to the extent that, on or before such date, (A) the Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) acceptable to the Agent from one or more Lenders acceptable to the Agent and, with respect to any Lender that is not at such time a Lender hereunder, the Borrower and (B) each such Lender has executed an agreement in the form of Schedule 3.4 hereto (each such agreement a "New Commitment Agreement"), accepted in writing therein by the Agent and, with respect to any Lender that is not at such time a Lender hereunder, the Borrower, with respect to the Additional Commitment of such Lender.

         3.5     FEES.

                 (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage for Unused Fees. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4(a) and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

                 (b)      Letter of Credit Fees.

                          (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for the Standby Letter of Credit Fee. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                          (ii) Trade Letter of Credit Issuance Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") of 1% per annum on such Lender's Revolving Commitment Percentage of the face amount of each such trade Letter of Credit (such Trade Letter of Credit Fee in respect of any trade Letter of Credit not to be less than $100 in the aggregate for all the Lenders). The Trade Letter of Credit Fee will be payable in advance upon the date of issuance of any trade Letter of Credit.

                          (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a standby Letter of Credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration, such fronting fee to be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof), (B) a trade Letter of Credit drawing fee of $65 per draw and (C) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         3.6     EUROCURRENCY RESERVE COMPENSATION.

         For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on any Eurodollar Loans is determined), and, as a result, the cost to such Lender of making or maintaining any of its Eurodollar Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Eurodollar Loans of such Lender, additional interest at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurodollar Reserve Percentage over (ii) the applicable Eurodollar Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three (3) Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five (5) Business Days prior to each date on which interest is payable on the Eurodollar Loans a certificate setting forth the amount to which such Lender is then entitled under this Section 3.6 (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

         3.7     CAPITAL ADEQUACY.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower accompanied by a certificate from such Lender setting forth the additional amount or amounts to be paid to it hereunder, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.8     UNAVAILABILITY.

         In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan of any amount, Interest Period or currency, the Agent shall have determined or shall have been notified by the Required Lenders (a) that deposits in the relevant amount in the relevant currency and for the relevant Interest Period are not available in the relevant market to any Lender, or that reasonable means do not exist for ascertaining the Eurodollar Rate for any such Loan, or
(b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Agent shall promptly give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Loan of the affected amount, Interest Period or currency, or a conversion to or continuation of a Eurodollar Loan of the affected amount, Interest Period or currency, shall be deemed rescinded. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         3.9     ILLEGALITY.

         (a) Notwithstanding any other provision herein, if (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or Foreign Currency Loan or
(ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Available Foreign Currency to the Borrower, as contemplated by this Credit Agreement, then, by written notice to the Borrower and to the Agent:

                          (i) such Lender may declare that Eurodollar Loans or Foreign Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurodollar Loan or Foreign Currency Loan (in the affected currency or currencies), as the case may be, shall, as to such Lender only, (A) if such Loan is not a Foreign Currency Loan, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn and (B) if such Loan is a Foreign Currency Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

                          (ii) such Lender may require that all outstanding Eurodollar Loans or Foreign Currency Loans (in the affected currency or currencies), as the case may be, made by it be (A) if such Loans are not Foreign Currency Loans, converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below or (B) if such Loans are Foreign Currency Loans, repaid immediately, in which event all such Foreign Currency Loans (in the affected currency or currencies) shall be required to be repaid in full by the Borrower as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to any Loans which are not Foreign Currency Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion, of such Eurodollar Loans.

                 (b) For purposes of this Section 3.9, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         3.10    REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                 (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.11(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                 (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans (other than Foreign Currency Loans) made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.10 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error.

         3.11    TAXES.

                 (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed:
         (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that, to the extent the Borrower is required to withhold any Non-Excluded Taxes as a result the failure of any Lender that is not organized under the laws of the United States of America or a state thereof to comply with the requirements of paragraph (b) of this subsection (a "Non-Filing Lender"), the Borrower shall be entitled to deduct and withhold such Non-Excluded Taxes and shall not be required to increase any such amounts payable to such Non-Filing Lender, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                          (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                          (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                 (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.12    INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount for the related period (but excluding loss of the Applicable Percentage, if any, applied to the amount so prepaid or not so borrowed, converted or continued for the related period).

         3.13    PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                 (a) Loans. Each Loan (other than Swingline Loans), each payment or prepayment of principal of any Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount, and each conversion or extension of any Loan (other than a Swingline Loan), shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitment Percentages, Foreign Currency Commitment Percentages, Tranche A Term Loan Commitment Percentages or Tranche B Term Loan Commitment Percentages, as applicable.

                 (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon (or, in the case of a Foreign Currency Loan, interest on the daily Dollar Equivalent of such amount) at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's ratable share of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to Section 2.1 of this Credit Agreement.

         3.14    SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15    PAYMENTS, COMPUTATIONS, ETC.

                 (a) Currency of Payments. Each payment on account of an amount due from any Credit Party hereunder or under any other Credit Document shall be made by such Credit Party to the Agent for the pro rata account of the Banks entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in an Available Foreign Currency shall be payable in the same Available Foreign Currency as such Loan. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable hereunder. Each Credit Party agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

                 (b) Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 10:00 A.M., local time in the place where such payment is required to be made pursuant to this subsection (b), on the date due at: the office of the Agent at 901 Main Street, Dallas, Texas (ABA Routing No. 111000025, Account No. 129-200-088-3, Attn.: Corporate Credit Support, Reference: Genicom Corporation) with respect to payments in Dollars; at Midland Bank PLC, London, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 00478549 with respect to payments in British

         Pounds Sterling; at Societe Generale, Paris, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 000101442920003 with respect to payments in French Francs; at Commerzbank, Frankfurt, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 400887531200 with respect to payments in Deutsche Marks; at Bank of Tokyo, Tokyo, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 653-0433101, with respect to payments in Japanese Yen; at Credito Italiano, Milan, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 84184-00, with respect to payments in Italian Lira; at Royal Bank of Canada, Toronto, for the account of NationsBank, N.A. for further credit to NationsBank of Texas, N.A., Account No. 237-332-2 with respect to payments in Canadian Dollars; or at such other place as may be designated by the Agent to the Borrower in writing. Any payments received after such time shall be deemed received on the next succeeding Business Day. The Agent may, but shall not be obligated to, charge any account of the Borrower at the Agent for the payment when due of all amounts payable by the Borrower hereunder. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent shall promptly remit in same day funds to each Lender such Lender's share, if any, of payments received by the Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                 (c) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement, to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                 SECOND, to payment of any fees owed to the Agent or the Issuing Lender;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Borrower's Obligations owing to such Lender;

                 FOURTH, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

                 FIFTH, to the payment of the outstanding principal amount of the Borrower's Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                 SIXTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                 SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.15(c).

         3.16    EVIDENCE OF DEBT.

                 (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                 (b)      The Agent shall maintain the Register pursuant to
         Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                 (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsections (a) and (b) of this
         Section 3.16 shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4

                                    GUARANTY

         4.1     THE GUARANTEE.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2     OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Borrower's Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrower's Obligations shall be extended, or such performance or compliance shall be waived;

                          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

                          (iii) the maturity of any of the Borrower's Obligations shall be accelerated, or any of the Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                          (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Borrower's Obligations shall fail to attach or be perfected; or

                          (v) any of the Borrower's Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).





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
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrower's Obligations.

         4.3     REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4     CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Borrower's Obligations.

         4.5     REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Borrower's Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrower's Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrower's Obligations being deemed to have become automatically due and payable), the Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

         4.6     RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined





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
below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7     CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrower's Obligations whenever arising.


                                   SECTION 5

                                   CONDITIONS

         5.1     CLOSING CONDITIONS.

         The obligation of the Lenders (including the Swingline Lender) to make the initial Loans or of the Issuing Lender to issue the initial Letter of Credit on the Closing Date, whichever shall occur first, shall be subject to satisfaction of the following conditions on or before the Closing Date:





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
                 (a) The Agent shall have received, in form and substance satisfactory to the Agent, duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents,

                 (b) The Agent shall have received, in form and substance satisfactory to the Agent:

                          (i) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                          (ii) all stock certificates evidencing the stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

                          (iii) such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;and

                          (iv) such estoppel letters, consents and waivers as may be required by the Agent from the landlords of each leased location of Collateral set forth in Schedule 2 to the Security Agreement;

                 (c) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

                 (d) The Agent shall have received a legal opinion of McGuire, Woods, Battle & Boothe, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(d);

                 (e) The Agent shall have received a legal opinion of Berwin Leighton, special U.K. counsel for the Lenders, dated as of the Closing Date and substantially in the form of Schedule 5.1(e);

                 (f) The Agent shall have received copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements of the Credit Documents;

                 (g) No material adverse change shall have occurred since December 29, 1996 in the condition (financial or otherwise), business or management of the Borrower or of the Borrower and its Subsidiaries taken as a whole;

                 (h) There shall not have occurred any material disruption of, or a material adverse change in, financial, banking or capital market conditions;

                 (i) There shall not exist any pending or threatened action, suit, investigation or proceeding against the Borrower or its Subsidiaries that could have a Material Adverse Effect;

                 (j) The Agent shall have received satisfactory evidence that the Existing Credit Agreement and the TI Deferred Financing Note, together with all interest, prepayment premiums and other amounts due and payable, have been paid in full and the related commitments terminated;

                 (k) The Agent shall have received a certificate executed by the chief financial officer or treasurer of the Borrower as of the Closing Date stating that immediately after giving effect to the transactions contemplated in this Credit Agreement and the other Credit Documents and the initial extensions of credit hereunder on the Closing Date, (i) each of the Credit Parties is Solvent, (ii) the Borrower is in compliance with all financial covenants contained in
         Section 7.11 hereof, (iii) no Default or Event of Default exists and
         (iv) the representations and warranties set forth in Section 6 are true and correct in all material respects;

                 (l) The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent; and

                 (m) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date.

         5.2     CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender (including the Swingline Lender) to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1 and satisfaction on the Closing Date of the conditions set forth in Section 5.2:

                 (a) The Borrower shall have delivered (A) in the case of any Revolving Loan, any Foreign Currency Loan, the Tranche A Term Loan or the Tranche B Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion, (B) in the case of any Swingline Loan, the Swingline Lender shall have received an appropriate notice of borrowing in accordance with the provisions of Section 2.3(b)(i) or
         (C) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                 (b)      The representations and warranties set forth in
         Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);





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
                 (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                 (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

                 (e) No material adverse change shall have occurred since December 29, 1996 in the condition (financial or otherwise), business or management of the Borrower or of the Borrower and its Subsidiaries taken as a whole; and

                 (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the lesser of
         (1) the Revolving Committed Amount and (2) the Borrowing Base, and (B) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.


                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1     FINANCIAL CONDITION.

                 (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 29, 1996 and the audited consolidated statements of earnings and statements of cash flows for the year ended December 29, 1996 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Coopers & Lybrand, LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. The unaudited interim consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for each fiscal quarterly period ended after December 29, 1996 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods.
         Except for the acquisition of certain assets of the Printing Systems Business of Digital Equipment Corporation, during the period from December 29, 1996 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries taken as a whole, in each case which is not reflected in the foregoing financial statements or in the notes thereto.

                 (b) The pro forma balance sheets and income statements of the Borrower and its Subsidiaries for fiscal years 1997, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 copies of which have heretofore been furnished to each Lender, are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

         6.2     NO CHANGE.

         Since December 29,1996, (a) there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in the Borrower or any of its Subsidiaries nor, except as otherwise permitted under this Credit Agreement, has any of the capital stock or other equity interest in the Borrower or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by such Person.

         6.3     ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal





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
right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4     POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties and Genicom Ltd. has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party or Genicom Ltd. in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Person is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents.
This Credit Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of each of the Credit Parties and Genicom Ltd. that is a party thereto. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party or Genicom Ltd. is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5     NO LEGAL BAR.

         The execution, delivery and performance of the Credit Documents by each of the Credit Parties and Genicom Ltd. that is a Party thereto, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of the properties or revenues of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of any Credit Party's or Genicom Ltd.'s articles of incorporation or by-laws (or other comparable organic documents).





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
         6.6     NO MATERIAL LITIGATION.

         Except as disclosed and described in Schedule 6.6 attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect.

         6.7     NO DEFAULT.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8     OWNERSHIP OF PROPERTY; LIENS.

         Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9     INTELLECTUAL PROPERTY.

         Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.10    NO BURDENSOME RESTRICTIONS.

         No Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         6.11    TAXES.

         Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on





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
said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.12    ERISA.

         Except as would not result in a Material Adverse Effect disclosed and described in Schedule 6.12 attached hereto:

                 (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                 (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed by more than $2,300,000 the current value of the assets of such Plan allocable to such accrued liabilities.

                 (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title

         IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                 (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                 (e) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

                 (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.16 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the continued validity of Department of Labor Interpretative Bulletin 75-2, 29 C.F.R. ' 2509.75-2(b) (November 13, 1986) or the issuance of any other similar relief or prohibited transaction exemption, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.





         6.13    GOVERNMENTAL REGULATIONS, ETC.

                 (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

                 (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (c) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                 (d) Each of the Borrower and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

                 (e) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                 (f) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.14    SUBSIDIARIES.

         Schedule 6.14 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         6.15    PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower for general corporate purposes of the Borrower and its Subsidiaries, including, but not limited to, (1) working capital advances, (2) capital expenditures in the ordinary course of business, (3) Permitted Investments and
(4) refinancing of existing Indebtedness. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with performance, surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the Borrower in the ordinary course of business.

         6.16    ENVIRONMENTAL MATTERS.

         Except as disclosed and described in Schedule 6.16 attached hereto:

                 (a) Each of the facilities and properties owned, leased or operated by the Borrower or any of its Domestic Subsidiaries (the "Properties") and all operations at the Properties are in material compliance with all applicable Environmental Laws, and there is no material violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Domestic Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to any material liability under any applicable Environmental Laws.

                 (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a material violation of, or could give rise to any material liability under, Environmental Laws.

                 (c) Neither the Borrower nor any of its Domestic Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority (other than notices or inquiries that have been resolved with such Governmental Authority) regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any of its Domestic Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Domestic Subsidiaries, in material violation of, or in a manner that would be reasonably likely to give rise to any material liability under, any applicable Environmental Law.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which the Borrower or any of its Domestic Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any of its Domestic Subsidiaries, the Properties or the Businesses.

                 (f) There has been no release or, threat of release (other than releases or threats of release that have been resolved with the Governmental Authorities having jurisdiction) of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Domestic Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws which could reasonably be expected to have a Material Adverse Effect.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         7.1     INFORMATION COVENANTS.

         The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                 (a) Annual Financial Statements. As soon as available, and in any event within 91 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and changes in stockholders' equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

                 (b)      Interim Financial Statements.

                      (i) Quarterly Financial Statements. As soon as available, and in any event within 46 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 91 days after the end thereof), a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and changes in stockholders' equity and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer or treasurer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                      (ii) Monthly Financial Statements. As soon as available, and in any event within 15 days after the close of each fiscal month, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such month, together with related consolidated statements of operations and of cash flows for such month in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer or treasurer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                 (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b)(i) above, a certificate of the chief financial officer or treasurer of the Borrower; substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in
         Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                 (d) Annual Business Plan and Budgets. Within 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 28, 1997, an annual business plan and budget of the Borrower containing, among other things, pro forma financial statements for the next three (3) fiscal years.

                 (e) Borrowing Base Reports. (i) Within 15 days after the end of each calendar month, a Borrowing Base Report as of the end of the immediately preceding month and (ii) as soon as available after the request of the Required Lenders, a Borrowing Base Report as of the date of such request. Each Borrowing Base Report shall be substantially in the form of Schedule 7.1(e) and certified by the chief financial officer or treasurer of the Borrower to be true and correct as of the date thereof.

                 (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                 (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

                 (h) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness in excess of $5,000,000 owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                 (i) Notices. Upon a Credit Party's obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or
         (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person, or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                 (j) ERISA. Upon any of the Credit Parties obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five business days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                 (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in
         Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Credit Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

                 (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request.

         7.2     PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except to the extent otherwise permitted under Section 8.4, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         7.3     BOOKS AND RECORDS.

         The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4     COMPLIANCE WITH LAW.

         The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

         7.5     PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         The Borrower will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         7.6     INSURANCE.

         The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled, and that no act or default of the

Borrower or any of its Subsidiaries or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies.

         7.7     MAINTENANCE OF PROPERTY.

         The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8     PERFORMANCE OF OBLIGATIONS.

         The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.9     USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

         7.10    AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, that any costs or expenses incurred by the Agent or any of the Lenders in connection with any of the foregoing shall not be for the Borrower's account. Each of the Credit Parties agrees that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

         7.11    FINANCIAL COVENANTS.

                 (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at all times shall be no less than the sum of $12,500,000, increased on a cumulative basis by an amount equal to (i) as of the last day of each fiscal quarter commencing with December 26, 1997, 50% of the Consolidated Net Income (without deduction for any losses) for the fiscal quarter then ended, plus (ii) as of the date of any Equity Transaction, 100% of the Net Proceeds received from such Equity Transaction.

                 (b) Consolidated Funded Debt Coverage Ratio. The Consolidated Funded Debt Coverage Ratio at each Calculation Date shall be no greater than the following proportions:

                          Period                                         Ratio
                          ------                                         -----
                 As of the last day of                              5.25 to 1.00
                 the third fiscal quarter
                 of fiscal year 1997, as
                 of the last day of the
                 fourth fiscal quarter of
                 fiscal year 1997 and as
                 of the last day of the first
                 fiscal quarter of fiscal
                 year 1998 of the Borrower
                 and its  Subsidiaries

                 As of the last day of                              5.00 to 1.00
                 the second fiscal quarter
                 of fiscal year 1998 of
                 the Borrower and its
                 Subsidiaries

                 As of the last day of                              4.50 to 1.00
                 the third fiscal quarter
                 of fiscal year 1998 of
                 the Borrower and its
                 Subsidiaries
                 As of the last day of                              3.75 to 1.00
                 the fourth fiscal quarter
                 of fiscal year 1998 of
                 the Borrower and its
                 Subsidiaries

                 As of the last day of                              3.50 to 1.00
                 the first fiscal quarter
                 of fiscal year 1999 of
                 the Borrower and its
                 Subsidiaries

                 As of the last day of                              3.25 to 1.00
                 the second fiscal quarter
                 of fiscal year 1999 of
                 the Borrower and its
                 Subsidiaries

                 As of the last day of                              3.00 to 1.00
                 the third fiscal quarter
                 of fiscal year 1999
                 of the Borrower and its
                 Subsidiaries and thereafter

                 (c) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio at each Calculation Date shall be no less than the following proportions:

                          Period                   Ratio
                          ------                   -----
                 For the period occurring          1.50 to 1.00
                 from the Closing Date
                 through the next to last
                 day of the fourth fiscal
                 quarter of fiscal year 1998
                 of the Borrower and its
                 Subsidiaries

                 For the period occurring          1.75 to 1.00
                 from the last day of the
                 fourth fiscal quarter of
                 fiscal year 1998 of the
                 Borrower and its
                 Subsidiaries and thereafter

                 (d) Consolidated Debt to Capitalization Ratio. The Consolidated Debt to Capitalization at each Calculation Date shall be no greater than the following proportions:

                          Period                   Ratio
                          ------                   -----
                 For the period occurring          0.75 to 1.00
                 from the Closing Date
                 through the next to last
                 day of the fourth fiscal
                 quarter of fiscal year 1998
                 of the Borrower and its
                 Subsidiaries

                 For the period occurring          0.65 to 1.00
                 from the last day of the
                 fourth fiscal quarter of
                 fiscal year 1998 of the
                 Borrower and its
                 Subsidiaries through
                 the next to last day of the
                 fourth fiscal quarter of fiscal
                 year 1999 of the Borrower
                 and its Subsidiaries

                 For the period occurring          0.60 to 1.00
                 from the last day of the
                 fourth fiscal quarter of
                 fiscal year 1999 of the
                 Borrower and its
                 Subsidiaries and
                 thereafter

         7.12    ADDITIONAL CREDIT PARTIES.

         As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Domestic Subsidiary of the Borrower, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Schedule 7.12, (b) cause 100% of the capital stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (c) cause such Person to (i) if such Person has any Domestic Subsidiaries, (A) deliver 100% of the capital stock of such Subsidiaries (together with undated stock powers signed in blank) to the Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (ii) if such Person owns or leases any real property located in the United States of America and deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in form acceptable to the Agent and (iii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         7.13    PLEDGED ASSETS.

                 (a) The Borrower and each Domestic Subsidiary of the Borrower will cause all of its real (whether leased or owned) property located in the United States of America and deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, and all of its personal property deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion (including without limitation 100% of its equity ownership interest in its Domestic Subsidiaries) to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents, instruments and other items as the Agent shall reasonably request. In furtherance of the foregoing terms of this Section 7.13 and without limiting the terms of
         Section 8.4(c), the Borrower agrees to promptly provide the Agent with written notice of the acquisition by, or the entering into a leasing by, the Borrower or any of its Domestic Subsidiaries of any asset(s) having a market value greater than $1,000,000, setting forth in reasonable detail a description of the asset(s) so acquired.

                 (b) Without limiting the generality of the terms of subsection (a) above, the Credit Parties will cause 100% of the capital stock or other equity interest in each Domestic Subsidiary of the Borrower to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

         7.14    INTEREST RATE PROTECTION AGREEMENTS.

         The Borrower shall, by November 15, 1997, enter into interest rate protection agreements protecting against fluctuations in interest rates as to which the material terms are reasonably satisfactory to the Agent, which agreements shall provide coverage in an amount equal to at least 50% of the aggregate outstanding principal balances of the Tranche A Term Loan and the Tranche B Term Loan and for a duration of at least three (3) years from the Closing Date.

         7.15    OWNERSHIP OF SUBSIDIARIES; DOMESTIC OPERATIONS.

                 (a) Except to the extent otherwise provided in Section 8.4(b) and Section 8.11, the Borrower shall, directly or indirectly, own at all times 100% of the capital stock of each of its Subsidiaries.

                 (b)(i) The Borrower and its direct and indirect Domestic Subsidiaries shall own at all times at least 75% of Consolidated Total Assets and (ii) each direct and indirect Foreign Subsidiary of the Borrower shall cause its cash and Cash Equivalents from time to time in excess of $200,000 to be distributed to the Borrower and applied, first, to the payment of such Foreign Subsidiary's intercompany obligations for the purchase of goods sold or services rendered, second, if all intercompany obligations for the purchase of goods sold and services rendered have been paid, to the repayment of intercompany loans





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         then due, if any, and, lastly, as loan disbursements by such Foreign
         Subsidiary to the Borrower.


                                   SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         8.1     INDEBTEDNESS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                 (b) Indebtedness of the Borrower or any of its Domestic Subsidiaries existing as of the Closing Date and set forth in Schedule
         8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                 (c) purchase money Indebtedness (including Capital Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding (including any such Indebtedness referred to in subsection
         (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                 (d) obligations of the Borrower in respect of interest rate protection agreements, foreign currency exchange, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                 (e) Intercompany Indebtedness incurred in the ordinary course of business and consistent with past practices or for cash management purposes;





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                 (f)      intercompany Indebtedness of the Foreign Subsidiaries
         of the Borrower owing (i) to any other Foreign Subsidiary of the Borrower or (ii) subject to the terms of Section 8.5, to any Credit Party;

                 (g) unsecured Guaranty Obligations of the Borrower in respect of any Indebtedness permitted pursuant to this Section 8.1; and

                 (h) other Indebtedness of any Foreign Subsidiary of the Borrower not exceeding in aggregate principal amount at any time outstanding the Foreign Currency Equivalent of $15,000,000 for all such Persons taken together.

         8.2     LIENS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

         8.3     NATURE OF BUSINESS.

         Neither the Borrower nor any of its Subsidiaries will substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

         8.4     CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to:

                 (a) dissolve, liquidate or wind up their affairs, or enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Credit Party (other than the Borrower) may merge or consolidate with any other Credit Party (other than the Borrower); (iii) any Credit Party may merge or consolidate with any Person that is not a Credit Party provided that (A) such Credit Party is the surviving corporation and
         (B) no later than 14 days prior to such merger or consolidation, the Agent and the Lenders shall have received a certificate of the chief financial officer or treasurer of the Borrower providing facts or computations in reasonable detail demonstrating that, after giving effect on a Pro Forma Basis to such merger or consolidation, no Default or Event of Default would exist hereunder; (iv) any Subsidiary of the Borrower that is not a Credit Party may merge or consolidate with any other Person that is not a Credit Party provided that after giving effect on a Pro Forma Basis to such merger or consolidation, no Default or Event of Default would exist hereunder; and (v) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time;





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                 (b)      sell, lease, transfer or otherwise dispose of any
         Property (including without limitation pursuant to any sale leaseback transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) the sale or other disposition of the TIWP Assets on terms and conditions reasonably satisfactory to the Agent, (iv) other Asset Dispositions provided that the aggregate amount of the Net Proceeds of all such Asset Dispositions during any fiscal year of the Borrower and its Subsidiaries does not exceed $100,000 and (v) subject to the terms of Section 8.8, any other Asset Disposition, provided that, no later than 14 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of the chief financial officer or treasurer of the Borrower (A) providing facts or computations in reasonable detail demonstrating that (1) the aggregate cumulative book value of assets disposed of in all the Asset Dispositions occurring on or after the Closing Date does not exceed 20% of Consolidated Total Assets as of the most recent Calculation Date with respect to which the Agent and the Lenders shall have received the Required Financial Information,
         (2) the aggregate cumulative book value of assets disposed of in all the Asset Dispositions occurring during the then current fiscal year of the Borrower does not exceed 10% of Consolidated Total Assets as of the most recent Calculation Date with respect to which the Agent and the Lenders shall have received the Required Financial Information and
         (3) after giving effect on a Pro Forma Basis to such Asset Disposition, no Default or Event of Default would exist hereunder and
         (B) specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets sold or otherwise disposed of or to be sold or otherwise disposed of and setting forth the net book value of such assets and the aggregate consideration and Net Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, (x) within the Application Period for such Asset Disposition, apply (or cause its applicable Subsidiary to apply) an amount equal to the Net Proceeds of such Asset Disposition to the purchase, acquisition or, in the case of real property, construction of Alternative Assets or (y) prepay the Loans in connection with such Asset Disposition to the extent required by Section 3.3(b)(iii); or

                 (c) enter into any Acquisition transaction (in a single transaction or a series of related transactions) except (i) for any Acquisition having an aggregate purchase price (including any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness) in connection therewith, but excluding any portion of the purchase price for any such Acquisition consisting of any Capital Stock of the Borrower) in excess of $5,000,000 without the consent of each Lender, (ii) as otherwise permitted by Section 8.4(a) and Section 8.5, (iii) for any Acquisition with respect to which the purchase price consists of any Capital Stock of the acquiring Person, (iv) for the acquisition of Property in the ordinary course of business for fair consideration and (v) for other Acquisitions by the Borrower or any of its Subsidiaries, but only to the extent that, no later than 14 days prior to such Acquisition, the Agent and the Lenders shall have received a certificate of the chief financial officer or treasurer of the Borrower providing facts or computations in reasonable detail demonstrating that (A) the purchase price





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
         (including any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness) in connection therewith, but excluding any portion of the purchase price for any such acquisition consisting of capital stock or other securities of the Borrower) of any such Acquisition individually does not exceed $10,000,000, (B) the purchase price (including any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness) in connection therewith, but excluding any portion of the purchase price for any such acquisition consisting of capital stock or other securities of the Borrower) of all such Acquisitions (including any Acquisition permitted pursuant to clause
         (i) above) occurring during any fiscal year of the Borrower does not exceed $20,000,000 and (C) after giving effect on a Pro Forma Basis to such Acquisition (including but not limited to any Indebtedness to be incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith), no Default or Event of Default would exist hereunder.

         8.5     ADVANCES, INVESTMENTS, LOANS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to, make Investments in or to any Person, except for Permitted Investments.

         8.6     RESTRICTED PAYMENTS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of capital stock of such Person, (ii) to make dividends payable to any Credit Party, (iii) as permitted by Section 8.7, (iv) provided that no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, to make interest payments on Intercompany Indebtedness and (v) in addition to the foregoing, other Restricted Payments provided that (A) no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would be directly or indirectly caused as a result thereof and (B) the aggregate amount of all such Restricted Payments made pursuant to this clause (v) during any fiscal year does not exceed 20% of Consolidated Net Income for such fiscal year.

         8.7     PREPAYMENTS OF INDEBTEDNESS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to,
(i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to either the issuer of such Indebtedness or any of the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (ii) (A) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including





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without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any other Indebtedness (other than Intercompany Indebtedness) or (B) except as otherwise permitted by Section 8.6(iv), make any payment or prepayment of any Intercompany Indebtedness or (iii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

         8.8     TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Section 8.1(e), Section 8.1(f) or Section 8.1(g)(ii), Section 8.4, Section 8.5 or
Section 8.6, (d) normal compensation and reimbursement of expenses of officers and directors, (e) except as otherwise specifically limited in this Credit Agreement, other transactions (including without limitation any such transaction giving rise to an intercompany trade payable) which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate and (f) other transactions described in Schedule 8.8.

         8.9     FISCAL YEAR.

         The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year except to change the fiscal year of any Person acquired by the Borrower or any of its Subsidiaries in order to coincide with the fiscal year of the Borrower and its Subsidiaries.

         8.10 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) subject to subordination provisions, pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any Credit Party or (d) transfer any of its Property to any Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) other agreements described on Schedule 8.1 attached hereto, and (iii) this Credit Agreement and the other Credit Documents.





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         8.11    ISSUANCE AND SALE OF SUBSIDIARY STOCK.

         The Borrower will not, nor will it permit any of its Subsidiaries to, except (i) to qualify directors where required by applicable law, (ii) to satisfy legal requirements regarding minimum number of equity holders in Foreign Subsidiaries, (iii) as otherwise permitted under the terms of Section 8.4(b) and (iv) the issuance of shares of capital stock to the Borrower, sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries.

         8.12    SALE LEASEBACKS.

         Except as otherwise permitted by Section 8.4(c), the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired,
(i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person other than a Credit Party in connection with such lease.

         8.13    NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), the Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.14    OPERATING LEASE OBLIGATIONS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $12,000,000 in any fiscal year.


                                   SECTION 9

                               EVENTS OF DEFAULT

         9.1     EVENTS OF DEFAULT.





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         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                 (a)      Payment.  Any Credit Party shall

                          (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                          (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                 (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                 (c)      Covenants.  Any Credit Party shall

                          (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.14, 7.15, or 8.1 through 8.14, inclusive,
                 or

                          (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                 (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby; or

                 (e) Guaranties. The guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or





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         disaffirm such Guarantor's obligations under such guaranty, or any
         Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                 (f) Bankruptcy Event. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

                 (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Borrower and each of its Subsidiaries taken as a whole, (i) the Borrower or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (after the giving of any required notice or the passing of any required period of time or both), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                 (h) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                 (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or





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         insolvency or (within the meaning of Section 4245 of ERISA) such Plan;
         or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                 (j)      Ownership.  There shall occur a Change of Control.

         9.2     ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                          (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                          (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                          (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                          (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.





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         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent.


                                   SECTION 10

                               AGENCY PROVISIONS

         10.1    APPOINTMENT.

         Each Lender hereby designates and appoints NationsBank of Texas, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall not act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         10.2    DELEGATION OF DUTIES.

         The Agent may execute any of its respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact (other than any Affiliates of the Agent) selected by it with reasonable care.

         10.3    EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except





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for its or such Person's own negligence or willful misconduct), or (ii)
responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

         10.4    RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5    NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and





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stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6    NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower and the other Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7    INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such





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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         10.8    AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Agent were not Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9    SUCCESSOR AGENT.

         With and subject to the consent of the Borrower (which consent shall not be unreasonably withheld), the Agent may, at any time, resign upon 20 days' written notice to the Lenders. The Agent may be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


                                   SECTION 11

                                 MISCELLANEOUS

         11.1    NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv)





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the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                 if to the Borrower or the Guarantors:

                          Genicom Corporation
                          14800 Conference Center Drive
                          Suite 400, Westfields
                          Chantilly, Virginia 20151-3820
                          Attn:  James C. Gale
                          Telephone:  (703) 802-9259
                          Telecopy:   (703) 802-8618

                 if to the Agent:

                          NationsBank of Texas, N.A.
                          901 Main Street
                          Floor 67
                          Dallas, Texas 75202
                          Attn:  Yousuf Omar
                          Telephone:  (214) 508-3347
                          Telecopy:   (214) 508-0980

         11.2    RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each of the Credit Parties hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(d) or Section 3.14 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.





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         11.3    BENEFIT OF AGREEMENT.

                 (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or any Affiliate or Subsidiary of such Lender.

                 (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 11.3(b) to one or more Eligible Assignees, provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $500,000 above such amount, (ii) each assignment of a Lender's Revolving Commitment automatically shall constitute an assignment of a corresponding percentage of such Lender's Foreign Currency Commitment and (iii) each such assignment shall be of a constant, not varying, percentage of (A) in the case of an assignment of all or a portion of a Lender's Revolving Commitment and Foreign Currency Commitment, all of such Lender's rights and obligations under this Credit Agreement with respect to the Revolving Commitment and the Foreign Currency Commitment so assigned, (B) in the case of an assignment of a Lender's Tranche A Term Loan Commitment, all of such Lender's rights and obligations under this Credit Agreement with respect to the Tranche A Term Loan Commitment so assigned and (C) in the case of an assignment of a Lender's Tranche B Term Loan Commitment, all of such Lender's rights and obligations under this Credit Agreement with respect to the Tranche B Term Loan Commitment so assigned. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof) with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment





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
         components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).
         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                 (c) Maintenance of Register. The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to





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         time (the "Register").  The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Maturity Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) release any Guarantor from its guaranty obligations hereunder (except as expressly provided in the Credit Documents) and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.7, 3.10,
         3.11 and 3.12 on the same basis as if it were a Lender.

         11.4    NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.





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         11.5    PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and
(iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of negligence or willful misconduct on the part of the Person to be indemnified).

         11.6    AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided that (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments but in no event including any amendment or waiver to Section 3.3(b)) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it





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being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender), (ii) except as expressly permitted in the Credit Documents, release (A) any Collateral or (B) any Guarantor from its guaranty obligations hereunder, (iii) amend, modify or waive any provision of this Section or Section 3.6, 3.7, 3.11, 3.12, 3.13, 3.14, 5.1, 5.2, 9.1(a), 11.2, 11.3, 11.5 or 11.9, (iv) reduce any percentage specified in, or otherwise modify, the definition of "Available Foreign Currency", "Foreign Currency Equivalent", "Determination Date", "Dollar Amount", "Dollar
Equivalent" or "Required Lenders" or (v) consent to the assignment or transfer by the Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement and (b) no such amendment, change, waiver, discharge or termination shall, without the consent of Lenders holding in the aggregate at least 51% of the outstanding Tranche A Term Loan and at least 51% of the outstanding Tranche B Term Loan, extend the time for or the amount or the manner of application of proceeds (including without limitation pursuant to Section 3.3(b)) of any mandatory prepayment required by Section 3.3(b)(iii) or
(iv). No provision of Section 2.2 may be amended without the consent of the Issuing Lender, and no provision of Section 10 may be amended without the consent of the Agent.

         11.7    COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8    HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9    SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.10, 3.12(a), 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit hereunder.

         11.10   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                 (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS

         OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                 (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 (c) EACH OF THE AGENT, THE LENDERS AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11   SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12   ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.





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         11.13   BINDING EFFECT; TERMINATION OF THIS CREDIT AGREEMENT;
TERMINATION OF EXISTING CREDIT AGREEMENT.

                 (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

                 (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

                 (c) The Credit Parties and the Lenders (including the Issuing Lender and the Swingline Lender) party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the subsection (a) above, (i) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, (ii) the Commitments under the Existing Credit Agreement and as defined therein automatically shall be terminated and replaced with the Commitments hereunder and (iii) all of the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be canceled.

         11.14   JUDGMENT CURRENCY.

                 (i) Each Credit Party's obligations hereunder to make payments in Dollars or in any Available Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Credit Agreement. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent or the Foreign Currency Equivalent, as applicable, determined in each case as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                 (ii) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         11.15   CONFIDENTIALITY.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information
(A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below,
(B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by the terms of this Section 11.15; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 11.15 shall obligate the Agent or any Lender to return any materials furnished by the Borrower.

         11.16   SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                 (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                 (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

                 (c) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.16, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.17   CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:
--------
                              GENICOM CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


GUARANTORS:
----------
                              GENICOM INTERNATIONAL HOLDINGS CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                              GENICOM INTERNATIONAL SALES CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                              DELMARVA TECHNOLOGIES CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                              RASTEK CORPORATION


                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                             [Signatures Continued]

                              ENTERPRISING SERVICE SOLUTIONS CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                              PRINTER SYSTEMS CORPORATION

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer

                              THE PRINTER CONNECTION, INC.

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer


                              PRINTER SYSTEMS INTERNATIONAL, LTD.

                              By /s/James C. Gale
                              Title: Senior Vice President and Chief Financial Officer





                             [Signatures Continued]

LENDERS:
-------
                              NATIONSBANK OF TEXAS, N.A.


                              By /s/Yousuf Omar
                              Title: Senior Vice President


                              CREDITANSTALT-BANKVEREIN


                              By /s/Christina T. Schoen
                              Title: Senior Vice President


                              By /s/Richard F. Buckanavage
                              Title: Vice President


                              DEEPROCK & COMPANY
                              By:      Eaton Vance Management,
                                       as Investment Advison


                              By /s/Payson F. Swaffield
                              Title: Vice President


                              CRESTAR BANK


                              By /s/William Lindlaw
                              Title: Vice President


                              THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.


                              By /s/Jeffrey P. White
                              Title: Vice President

                             [Signatures Continued]

                              FLOATING RATE PORTFOLIO
                              By:      Chancellor LGT Senior Secured
                                       Management, Inc., as attorney-in -fact


                              By Stephen M. Alfieri
                              Title: Managing Director


                              By
                                -----------------------------------
                              Title:



AGENT:
-----
                              NATIONSBANK OF TEXAS, N.A.,
                              as Agent


                              By /s/ Yousuf Omar
                              Title: Senior Vice President